Exhibit 4.3


                            ALTAIR INTERNATIONAL INC.

                          COMMON SHARE PURCHASE WARRANT


______ Series J Warrants                             Warrant Certificate No. J-_



                  Void after 5:00 p.m., Mountain Standard Time on March 19, 2002 or on such earlier date specified herein


                            ALTAIR INTERNATIONAL INC.
                    (Incorporated under the laws of Ontario)

This Series J Warrant Certificate ( Warrant Certificate ) is to certify that, for value received, __________________, or registered assigns (the Holder ) shall have the right to purchase from Altair International Inc. (hereinafter called the Corporation ) one fully paid and non-assessable Common Share of the Corporation for each Series J Warrant (individually, a Warrant ) represented by this Warrant Certificate at any time up to 5:00 p.m. (Mountain Standard time) on the earlier of (i) March 19, 2002, and (ii) the date thirty days following the fifth day (whether or not consecutive) the closing price of the Common Shares on the Nasdaq National Market equals or exceeds U.S. $14.00 (the Expiry Time ). The exercise price for the purchase of each such Common Share shall be U.S. $9.00 per share (the Exercise Price ). The number of Common Shares to be received upon the exercise of each Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth.

The Warrants shall be subject to the following terms and conditions:

1. For the purposes of this Warrant, the term Common Shares means common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under clause 10 hereof, or successive such changes, subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, Common Shares shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. This Warrant Certificate shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

      (a) duly completing and executing a Subscription Form substantially in the form attached hereto, in the manner therein indicated; and

      (b) surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation at the address specified in clause 22 below together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.


5. Upon receipt of the Subscription, this Warrant Certificate, and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares, effective as of the date of receipt by the Corporation of such Subscription Form, Warrant Certificate, and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such Subscription Form within five (5) business days of such receipt and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the registrar and transfer agent of the Common Shares, Equity Transfer Services Inc. (the Transfer Agent ).

6. No fractional shares or stock representing fractional shares shall be issued upon the exercise of any Warrant. In lieu of any fractional shares which would otherwise be issuable, the Corporation shall either pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Corporation's Board of Directors, or issue the next largest whole number of Common Shares at the Corporation s option.

7. The Warrants may not be exercised unless at the time of exercise (i) a registration statement registering the Common Shares issuable upon such exercise is effective under the Securities Act of 1933, as amended (the "1933 Act"), or the transaction in which such shares are to be issued is exempted from the application of the registration requirements of the 1933 Act, and (ii) the Warrant Shares have been registered or qualified under any applicable Canadian, provincial, state securities laws or an exemption from registration or qualification is available under such laws. The Corporation has filed a Registration Statement on Form S-3 registering the Common Shares issuable upon the exercise of the Warrants, which Registration Statement is effective as of the date hereof.

8. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

9. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to clauses 10 and 11 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

10.   (a)   If and  whenever  at any time after the date hereof and prior to the
            Expiry Time the Corporation shall (i) subdivide,  redivide or change its then  outstanding  Common Shares into a greater number of Common
            Shares,  (ii) reduce,  combine or consolidate  its then  outstanding
            Common  Shares into a lesser  number of Common Shares or (iii) issue
            Common Shares (or securities  exchangeable  for or convertible  into
            Common  Shares) to the  holders of all or  substantially  all of its then  outstanding  Common Shares by way of a stock dividend or other distribution  (any of such  events  herein  called  a  Common  Share
            Reorganization   ),  then  the  Exercise  Price  shall  be  adjusted
            effective  immediately after the effective date of any such event in
            (i) or (ii) above or the record  date at which the holders of Common
            Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effectiv date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share
            Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

      (b) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in clause 10(a) above), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under this Warrant shall, at the time of exercise of the right of subscription and purchase under this Warrant Certificate, be appropriately adjusted and the Holder shall receive, in lieu of the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

      (c) If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation s assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a Capital Reorganization ), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

      (d) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in clause 10(a), (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this clause 10, then the number of Common Shares purchaseable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchaseable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.


      (e) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this clause 10, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation may execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

11. The following rules and procedures shall be applicable to the adjustments made pursuant to clause 10:

      (a) any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of clause 10, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

      (b) no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this clause 11(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

      (c) the adjustments provided for in clause 10 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such clause;

      (d) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in clause 10(a)(iii) above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

      (e) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

      (f) forthwith after any adjustment to the Exercise Price or the number of Common Shares purchaseable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

      (g) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to clause 10 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation s auditors) selected by the board of directors of the Corporation and shall be binding upon the Corporation and the Holder.

12. At least 21 days prior to the latter of the effective date or record date, as applicable, of any event referred to in clause 10, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

13. On the happening of each and every such event set out in clause 10, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

14. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of clauses 10 and 11 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to clauses 10 and 11 hereof as a result of the completion of the event in respect of which the transfer books were closed.

15. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no persona liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

16. The Warrants may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the 1933 Act and the Rules and Regulations promulgated thereunder and any applicable state, Canadian, and provincial securities laws. Any purported transfer or assignment made other than in accordance with this Section 16 shall be null and void and of no force and effect. Any assignment permitted hereunder shall be made by surrender of this Warrant Certificate to the Corporation at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form, and the Warrants represented by this Warrant Certificate shall promptly be cancelled. This Warrant Certificate may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Corporation together with a written notice signed by the Holder thereof, specifying the names and denominations in which new Warrants are to be issued. The terms "Warrant" and "Warrants" as used herein include any Warrants in substitution for or replacement of this Warrant, or into which the Warrant represented by this Warrant Certificate may be divided or exchanged.

17. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of shares expressed in this Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in this or any successor Warrant Certificate or a transfer of any of the Warrants pursuant to clause 16, the Holder shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrants not then exercised or transferred. Any new Warrant Certificate(s) shall be mailed to the Holder or assignee by the Corporation or, at its direction, the Transfer Agent, within five (5) business days of receipt by the Corporation of all materials required by clauses 5 or 16, as applicable.

18. Each Holder of this Warrant, the Warrant Shares or any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Corporation, its directors and officers, and each person, if any, who controls the Corporation, against any losses, claims, damages or liabilities, joint or several, to which the Corporation or any such director, officer or any such person may become subject under the 1933 Act or statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant the Common Shares issuable upon the exercise of this Warrant in violation of the terms of this Warrant Certificate.

19. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

20. The Corporation and the Transfer Agent may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation and neither the Corporation nor the Transfer Agent shall be affected by any notice or knowledge to the contrary except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant Certificate free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchaseable pursuant to such Warrant shall be a good discharge to the Corporation and the Transfer Agent for the same and neither the Corporation nor the Transfer Agent shall be bound to inquire into the title of any such Holde except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction.

21. The Holders of Warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

      (a) to sanction any modification, abrogation, alteration or compromise of the rights of the Holders of Warrants against the Corporation which shall be agreed to by the Corporation; and/or

      (b) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation; and/or

      (c) to restrain any Holder of a Warrant from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the Holders by the terms of the Warrants.

      Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Warrants whether or not assenting in writing to any such extraordinary resolution, and each Holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

      The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

      The expression extraordinary resolution when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Warrants calling in the aggregate for not less than ninety per cent (90%) of the aggregate number of shares called for by all of the Warrants which are, at the applicable time, outstanding.

22. All notices to be sent hereunder shall be deemed to be validly given to the Holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation. All notices to be sent hereunder shall be deemed to be validly given to the Corporation if delivered personally or if sent by registered letter through the post addressed t the Corporation at 1725 Sheridan Avenue, Suite 140, Cody, Wyoming 82414 or such other address as the Corporation shall have designated by written notice to such registered owner. Notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

23. This Warrant shall be governed by the laws of the State of Wyoming and the federal laws of the United States applicable therein (within reference to the conflict of laws provisions therof).

      IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

      DATED as of the               day of March, 1999.
                      -------------
                                          ALTAIR INTERNATIONAL INC.



                                          By:
                                              ----------------------------------
                                                 William P. Long, President

         Acknowledged and agreed to as of the              day of March, 1999.
                                              ------------

                                         )
--------------------------------         )    ----------------------------------
Witness                         )        Witness
                                         )

                                SUBSCRIPTION FORM


TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

The undersigned hereby subscribes for ________________ common shares of Altair International Inc. according to the terms and conditions set forth in the annexed warrant certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate). The subscriber acknowledges and agrees that any legend required by applicable law may be placed on any certificates representing common shares delivered to the undersigned.

      Address for Delivery of Shares:
                                         ------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         Attention:
                                                    ----------------------------

      Tendered (U.S. $9.00 per share) Exercise Price $
                                                      --------------------------

      Dated  at                    this         day of
                 ----------------,      -------        -------------,-------.


               Witness:                  )        ------------------------------
                                         )        Holder's Name
                                         )
                                         )
                                         )        ------------------------------
                                         )        Authorized Signature
                                         )
                                         )
                                         )        ------------------------------
                                         )        Title (if applicable)

Signature guaranteed:



                                      -10

                                 ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:


TO:      ALTAIR INTERNATIONAL INC.
         1725 Sheridan Avenue
         Suite 140
         Cody, Wyoming 82414


         This Warrant Certificate is hereby transferred to
residing                                                  ----------------------

at                                          for good and valuable consideration.
  ------------------------------------------
You are hereby instructed to take the necessary steps to effect this transfer.


         Dated at                      this        day of
                  -------------------,      ------        -------------, -----.

                  Witness:           )        ----------------------------------
                                     )        Holder s Name
                                     )
                                     )
                                     )        ----------------------------------
                                     )        Authorized Signature
                                     )
                                     )
                                     )        ----------------------------------
                                     )        Title (if applicable)
                                     )
                                     )
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